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                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Amendment No. 2 to Registration Statement No. 333-74221 of The Pantry, Inc. of our report dated March 30, 1999, on the statement of net assets acquired from Miller Brothers and Circle Investments, Ltd. as of January 28, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

May 5, 1999